Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA Communications Corporation to Offer $500 Million of Convertible Senior Notes

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, MAY 12, 2008

SBA Communications Corporation today announced that it intends to offer $500 million of convertible senior notes due 2013. SBA also expects to grant the initial purchasers an option to purchase up to $50 million of additional notes to cover over-allotments. The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Upon conversion, the notes may be settled in cash, shares of SBA’s Class A common stock, or a combination of cash and shares of SBA’s Class A common stock. The interest rate, conversion price and other terms will be determined by negotiations between SBA and the initial purchasers of the notes.

Concurrently with the transaction, SBA intends to use a portion of the offering proceeds to enter into convertible note hedge transactions with affiliates of one or more of the initial purchasers of the notes. These convertible note hedge transactions are intended to reduce the potential dilution to SBA’s Class A common stock resulting from the potential future conversion of the notes. SBA also intends to enter into separate warrant transactions with affiliates of one or more of the initial purchasers with an anticipated initial strike price equivalent to 195% of the closing price of our Class A common stock on the pricing date. If the initial purchasers exercise their option to purchase additional notes to cover over-allotments, SBA will enter into additional warrant transactions and use a portion of the net proceeds from the sale of the additional notes and the additional warrants to enter into additional convertible note hedge transactions. The counterparties to these hedging transactions, or their affiliates, expect to enter into derivative transactions in SBA Class A common stock concurrently with or shortly after the pricing of the notes.

From the remaining net proceeds from the sale of the notes and the warrants, SBA intends to use up to $150 million to repurchase shares of its Class A common stock. The concurrently repurchased shares will be purchased in privately negotiated transactions, through one or more of the initial purchasers or their affiliates. In addition, the remaining net proceeds will be used to repay $20 million of outstanding debt under the senior secured revolving credit facility, to repay approximately $200 million to be drawn under the senior secured revolving credit facility to fund the acquisition costs in connection with SBA’s recently announced TowerCo transaction, to finance the future acquisition of complementary businesses, the future acquisition or construction of towers and the purchase or extension of leases of land underneath its towers, to fund additional stock repurchases and/or for general corporate purposes.

Today’s announcement does not constitute an offer to sell or the solicitation of an offer to buy securities. The notes and the shares of SBA Class A common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses — site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 35,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice President of Capital Markets, at (561) 226-9232.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding SBA’s intention to issue the notes and its intended use of the proceeds, including the amount, timing, method and manner in which SBA may repurchase shares of its Class A common stock. These forward-looking statements may be affected by risks and uncertainties in the Company’s business, market conditions, and the availability of the shares of Class A common stock for repurchase. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s reports on Form 10-K and Form 10-Q filed with the Commission. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including the risk that the offering of the notes cannot be successfully completed, risks relating to the availability of cash to effect stock repurchases and fluctuations in the market price of our Class A common stock. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.